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                                                                    EXHIBIT 10.5

                          FIDELITY SOUTHERN CORPORATION

                         EXECUTIVE CONTINUITY AGREEMENT

      This Executive Continuity Agreement (this "Agreement') is made as of March 17, 2005, between Fidelity Southern Corporation ("Fidelity Southern") and Bank (together with Fidelity Southern collectively referred to as "Fidelity") and David Buchanan (the "Executive").

      The purpose of this Agreement is to encourage the Executive to continue employment with Fidelity after a Change of Control of Fidelity Southern or Bank by providing reasonable employment security to the Executive and to recognize the prior service of the Executive in the event of termination of employment under defined circumstances after any such Change of Control. This Agreement supersedes and replaces all prior similar written and oral agreements between the Executive and Fidelity and is in addition to any employment agreement entered into between Fidelity and the Executive on or after the date hereof.

      Section 1. Definitions. For purposes of this Agreement:

            (a) "Affiliate" means any entity that is, directly or indirectly through one or more intermediaries, controlled by Fidelity Southern or the Bank, as the case may be.

            (b)   "Annual Base Salary" shall have the meaning set forth in
                  Section 3.

            (c) "Bank" shall mean Fidelity Bank and the successors of all or substantially all of its business.

            (d) "Beneficiary" means the person or entity designated by the Executive, by a written instrument delivered to Fidelity Southern, to receive any benefits payable under this Agreement in the event of the Executive's death. If the Executive fails to designate a Beneficiary, or if no beneficiary survives the Executive, such Benefits on the death of the Executive will be paid to the Executive's estate.

            (e)   "Board" means the Board of Directors of Fidelity Southern.

            (f)   "Cause" means:

                  (1) The willful and continued failure by the Executive to substantially perform the material duties of the Executive with Fidelity and/or any Affiliate (other than any such failure resulting from the disability of the Executive) for a continuous period of three months, after a written demand for such performance is delivered to the Executive at the direction of the Board by the Chief Executive Officer of Fidelity Southern or by any person designated by the board of Fidelity Southern or the Bank, which written demand specifically identifies the material duties of which Fidelity believes that the Executive has not substantially performed; or

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                  (2)   The willful engaging by the Executive in gross
                        misconduct materially and demonstrably injurious to Fidelity. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive in the absence of good faith and without a reasonable belief that the action or failure to act of the Executive was in the best interest of Fidelity or any Affiliates.

            (g) "Change of Control" means the occurrence hereafter of any event described in (1), (2) or (3) below.

                  (1) Any "person" (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, the "Act) acquires "beneficial ownership" (as such term is defined in Rule 13d-3 promulgated under the
                        Act), directly or indirectly, of equity securities of Fidelity Southern or the Bank representing more than fifty percent (50%) of the combined voting power represented by the outstanding voting securities of Fidelity Southern or the Bank, as the case may be ("Voting Power").

                  (2) Individuals who constitute the membership of the Board or the board of the Bank on the date of this Agreement (each being hereinafter referred to as the "Incumbent Board') cease at any time hereafter, to constitute at least a majority of the Board or the board of the Bank, provided that any director whose nomination was approved by a majority of the Incumbent Board will be considered a member of the Incumbent Board, excluding any such individual not otherwise a member of the Incumbent Board whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Fidelity Southern or the Bank.

                  (3) The effective date of a complete liquidation or dissolution of Fidelity Southern or the Bank, or of the sale or other disposition of all or substantially all of the assets of Fidelity Southern or the Bank, as approved by the shareholders of Fidelity Southern or the Bank, as the case may be, or the acquisition by a person, other than Fidelity Southern, of beneficial ownership, directly or indirectly, of equity securities of the Bank representing more than fifty percent (50%) of the combined voting power represented by the Bank's then outstanding voting securities.

                        If a Change of Control occurs on account of a series of transactions, the Change of Control is deemed to have occurred on the date of the last of such transactions which results in the Change of Control.

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            (h)   "Change of Control Period" shall have the meaning set forth in
                  Section 4(a).

            (i)   "Code" means the Internal Revenue Code of 1986, amended.

            (j)   "Commencement Date" shall have the meaning set forth in
                  Section 3(a).

            (k) "Compensation" means the total compensation paid to the Executive by Fidelity Southern, the Bank and/or by any Affiliate which is or will be reportable as income under the Code on Internal Revenue Service Form W-2, (i) plus any amount contributed by the Executive pursuant to a salary reduction agreement, which is not includible in gross income under Code Sections 125 or 402(a) (8) or under any other program that provides for pre-tax salary reductions and compensation deferrals; (ii) plus any amount of the Executive's compensation which is deferred under any plan or program of Fidelity; and (iii) reduced by any income reportable on Form W-2 that is attributable to the exercise of any stock option.

            (l) "Disability" means a complete inability of the Executive substantially to perform the employment duties for Fidelity Southern or Bank or any Affiliate for a period of at least one hundred and eighty (180) consecutive days.

            (m)   "Employment Period" shall have the meaning set forth in
                  Section 3(a).

            (n) "Final Compensation" means the highest of (i) the Executive's Compensation for the 12 full calendar months immediately preceding the Change of Control; or (ii) the Executive's annual base salary rate payable by Fidelity Southern, the Bank and any Affiliate, in effect immediately preceding the Change of Control; or (iii) the Executive's aggregate annual base salary as set by Fidelity Southern, the Bank and any Affiliate, effective at any time during the Employment Period.

            (o) "Good Reason" will exist with respect to the Executive if, without the Executive's express written consent the following events occur after a Change of Control which are not corrected within thirty (30) days after receipt of written notice from Executive to Fidelity Southern:

                  (1) there is a material change in the Executive's position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from the Executive's status, title, position or responsibilities immediately prior to the Change of Control;

                  (2) the assignment to the Executive of any duties or responsibilities which are inconsistent with the position or responsibilities of the Executive immediately prior to the Change of Control;

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                  (3)   any removal of the Executive from or failure to
                        reappoint or reelect the Executive to any of the positions the Executive held immediately prior to the Change of Control;

                  (4) there is a reduction in the Executive's rate of annual base salary or a change in the manner the incentive compensation of the Executive is calculated and such change will result in a reduction of the incentive compensation of Executive;

                  (5) the requiring of the Executive to relocate his principal business office of the Executive to any place outside a fifteen (15) mile radius from the Executive's current place of employment in Atlanta, Georgia, (reasonable required travel on Fidelity's business which is materially greater than such travel requirements prior to the Change of Control shall not constitute a relocation of the Executive's principal business office);

                  (6) the failure of Fidelity to continue in effect any Compensation, Welfare Plan or Individual Life Insurance Policy in which the Executive is participating immediately prior to the Change of Control without substituting plans providing the Executive with substantially similar or greater benefits, or the taking of any action by Fidelity which would materially and adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to the Change of Control; or

                  (7) the material breach of any provision of this Agreement which is not timely connected by Fidelity upon thirty
                        (30) days prior written notice from the Executive.

            (p) "Individual Life Insurance Policy" means the Flexible Premium Adjustable Life Insurance, Universal Life policy issued by Great-West Life & Annuity Insurance Company ("Great-West") in the face amount of $500,000 payable to beneficiaries designated by the Executive or his estate or trust in lieu thereof.

            (q)   "Salary Continuance Benefit" means the benefit provided in
                  Section 4(b).

            (r) "Severance Benefit" means a Salary Continuance Benefit and/or a Welfare Continuance Benefit.

            (s) "Severance Period" means the period beginning on the date the Executive's employment is terminated by Fidelity Southern, Fidelity Bank or any Affiliate, other than for Cause, Disability or death, or by Executive for Good Reason and ending on the date twelve (12) months thereafter.

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            (t)   "Voting Power" shall have the meaning set forth in Section
                  1(g)(1).

            (u)   "Welfare Continuance Benefit" means the benefit provided in
                  Section 4(c).

            (v) "Welfare Plan" means any medical, prescription, dental, disability, salary continuation, employee life, accidental death, travel accident insurance or any other welfare benefit plan, as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") made available by Fidelity Southern, the Bank or any Affiliate in which the Executive is eligible to participate; provided, however, that the term "Welfare Plan" shall not include the Individual Life Insurance Policy.

      Section 2. Employment After Change of Control.

      If the Executive is employed by Fidelity Southern, the Bank or an Affiliate on the Commencement Date, such employer will continue to employ the Executive for the Employment Period.

      Section 3. Compensation During Employment Period.

            (a) During the period commencing one year prior to a Change of Control ("Commencement Date") and ending upon the earlier of
                  (i) one year after a Change of Control or (ii) upon termination of employment of Executive for any reason by Executive or by Fidelity Southern or the Bank or any Affiliate ("Employment Period"), the Executive will receive an annual base salary ("Annual Base Salary"), at least equal to the greater of (i) the annual base salary payable to the Executive by Fidelity Southern, the Bank and/or Affiliates in respect of the twelve full calendar month period immediately preceding the Commencement Date or (ii) the annual base salary rate of the Executive payable on and after the Commencement Date and prior to the Change of Control. During the Employment Period, the Annual Base Salary will be increased at any time and from time to time so as to be substantially consistent with increases in base salaries generally awarded in the ordinary course of business to other peer executives of Fidelity Southern, the Bank and Affiliates. Any increase in Annual Base Salary will not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary in effect on the Commencement Date will not be reduced thereafter nor shall any such increase during the Employment Period be reduced thereafter.

            (b) During the Employment Period, the Executive will be entitled to participate in all incentive plans (including, without limitation, stock option, stock purchase, savings, supplemental medical and retirement plans) and other programs and practices applicable generally to other peer executives of Fidelity Southern, the Bank or any Affiliates, but in no event will such plans and other programs, practices, including policies to

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                  provide the Executive with incentive opportunities, savings opportunities and retirement and other benefit opportunities, in each case, less favorable, in the aggregate, than those provided by Fidelity Southern, the Bank or any Affiliates for the Executive under such plans, practices, policies and program as in effect at any time on and after the Commencement Date and prior to the Change of Control.

            (c) In addition the method of the calculation of the Executive's total incentive compensation for each fiscal year, or part thereof, during the Employment Period will not be changed in any manner which will result in less total incentive compensation being paid or payable to Executive by Fidelity Southern, the Bank and Affiliates in respect of the Employment Period (or any portion thereof) from the maximum amount that would have been paid using the method of calculating incentive compensation under the incentive compensation programs in effect on and after the Commencement Date and prior to the Change of Control. The parties agree that Executive shall be entitled to incentive compensation for services rendered during part of a fiscal year regardless of the reason for the termination of employment of Executive.

            (d) During the Employment Period the Executive and the eligible Members of the Executive's family ("Dependents") who participated (or otherwise provided coverage) on the Commencement Date and continue to be eligible for participation in any Welfare Plan, will receive all such benefits under the Welfare Plans to the extent applicable generally to other peer executives of Fidelity Southern, the Bank and Affiliates similarly situated, but in no event will the Welfare Plans provide benefits for the Executive and Beneficiaries that are less favorable, in the aggregate, than the most favorable benefits provided under the Welfare Plans in effect at any time during the Employment Period.

            (e) During the Employment Period, Fidelity Southern will maintain in place the Individual Life Insurance Policy.

            (f) During the Employment Period, the Executive will be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of Fidelity Southern, the Bank and any Affiliate in effect for which the Executive qualifies or qualified at any time during the Employment Period including, if more favorable to the Executive, as in effect at any time on or after the Change of Control with respect to other peer executives of Fidelity Southern, the Bank or any Affiliate.

      Section 4. Benefits Upon Termination of Employment.

            (a) Provided the Executive executes a "Release" (as defined below) and does not revoke such Release, the Executive will be entitled to a Salary Continuance Benefit and a Welfare Continuance Benefit as hereafter set

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                  forth if (i) the employment of the Executive with Fidelity
                  Southern, the Bank or any Affiliate is terminated by Fidelity Southern, the Bank or any Affiliate, other than for Cause, Disability or death, during the period commencing upon the Commencement Date and ending one year after a Change of Control ("Change of Control Period"); or (ii) the Executive terminates his employment with Fidelity Southern, the Bank or any Affiliate for Good Reason during the Change of Control Period. Any termination by the Executive will be communicated by Notice of Termination to Fidelity Southern given in accordance with Section 23(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Section relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii), if applicable, indicates the date of termination, which shall not be more than 30 days and more than 60 days after the giving of such notice. The term "Release" means a general release that releases Fidelity Southern, the Bank, their Affiliates, shareholders, directors, officers, employees, employee benefit plans, representatives, and agents and their successors and assigns from any and all employment related claims the Executive or the Executive's successors and beneficiaries might then have against them (excluding any claims for vested benefits under any employee pension plan of Fidelity Southern, the Bank or the Affiliates).

            (b) The Salary Continuance Benefit will be the excess of (i) the Executive's Final Compensation over (ii) the aggregate amount payable under Section 14. The Salary Continuance Benefit will be payable in twenty four (24) equal semi-monthly installments commencing on the 15th or last day of the month immediately following the date of termination of employment, whichever date occurs first, and then continuing on the 15th and last day of each calendar month thereafter until all such installments are paid. The Salary Continuance Benefit will be made net of all required Federal and State withholding taxes and similar required withholdings and authorized deductions. The Salary Continuance Benefit shall be payable to the estate of the Executive upon the death of the Executive after the amounts become payable.

            (c) During the Severance Period, the Executive and the Executive's Dependents will continue to be covered by all Welfare Plans in which the Executive or Dependents were participating immediately prior to the date of the Executive's termination of employment, subject to the eligibility requirements of such Welfare Plans on the date of termination of employment (the "Welfare Continuance Benefit"). Any changes to any Welfare Plan during the Severance Period will be applicable to the Executive and Dependents as if he continued to be an employee of Fidelity Southern, the Bank or any Affiliate. Fidelity Southern or the Bank will

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                  pay or they shall cause an Affiliate to pay, all or a portion of the cost of the Welfare Continuance Benefit for the Executive and Dependents under the Welfare Plans on the same basis as applicable, from time to time, to active employees covered under the Welfare Plans and the Executive will pay any additional costs comparable to those costs paid by active executives. If such participation in any one or more of the Welfare Plans included in the Welfare Continuance Benefit is not possible under the terms of the Welfare Plan or any provision of law would create any adverse tax effect for the Executive or Fidelity Southern the Bank or any Affiliate due to such participation, Fidelity Southern or the Bank will provide or will cause an Affiliate to provide substantially identical benefits directly or through an insurance arrangement or pay the Executive's costs for such Welfare Plan if continued by Executive, including as permitted under ERISA. The Welfare Continuance Benefit as to any Welfare Plan will cease if and when the Executive has obtained coverage under one or more welfare benefit plans of a subsequent employer that provide for equal or greater benefits to the Executive and Dependents with respect to the specific type of benefit provided under the applicable Welfare Plan.

            (d) Fidelity Southern shall maintain the Individual Life Insurance Policy only after termination of the Executive's employment due to "retirement" (as such term is determined by the Board).

            (e) If the Executive violates any of the undertakings set forth in Sections 10, 11, 12 and 13 of this Agreement after termination of his employment, any additional compensation and benefits under this Section 4 shall cease; except that the benefits under Section 4(d) shall continue to be available under the terms of the Individual Life Insurance Policy to the extent set forth in Section 4(d).

            (f)   (i)   Fidelity Southern shall engage the independent
                        accounting firm regularly utilized by Fidelity Southern
                        ("Accounting Firm") to provide to Fidelity Southern and Executive, at Fidelity Southern's expense, a determination of whether any compensation payable to Executive pursuant to this Agreement (alone or when added to all other compensation paid or payable to the Executive by Fidelity, the Bank or any Affiliate) during the Severance Period constitutes a "parachute payment"
                        ("Parachute Payment") as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").
                        If the Accounting Firm determines that any such compensation payable to Executive constitutes a Parachute Payment, the Accounting Firm shall also determine: (A) the amount of the excise tax to be imposed under Section 4999 of the Code; (B) whether
                        Executive would realize a greater amount after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if such compensation payable to Executive were reduced (assuming latest payments are reduced

____________
Executive

_________________
Fidelity Southern

____________
Bank

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                        first) so that no amount payable to Executive hereunder
                        (alone or when added to all other compensation paid or payable to the Executive by Fidelity, the Bank or any Affiliate) constitutes a Parachute Payment than the Executive would realize after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) and after imposition of the excise tax under Section 4999 of the Code if the amounts payable to Executive hereunder were not so reduced; and (C), if the Accounting Firm determines in (B) above that Executive would realize a higher amount if the compensation payable to Executive were so reduced, the amount of the reduced benefit. All determinations shall be made on a present value basis. The Accounting Firm shall provide to Fidelity Southern and to Executive a written report of its calculations and determinations hereunder as soon as practicable. No later than fifteen (15) days following receipt by Executive of the report from the Accounting Firm, Executive will notify Fidelity Southern in writing of any disagreement with said report, and, in such case, Fidelity Southern shall direct the Accounting Firm to promptly discuss its determinations with an accountant or other counsel designated by Executive in Executive's written notice and seek to reach an agreement regarding same no later than fifteen (15) days after receipt of the Executive's notice, with Fidelity Southern and Executive, each bearing the cost of their own accountants, counsel and other advisers. If no agreement can be reached, the matter shall be promptly submitted to binding arbitration under the rules of the American Arbitration Association before a single arbitrator in Atlanta, Georgia. The determinations so made shall be binding on the parties. If it is determined hereunder that Executive would realize a greater amount after Federal and Georgia income taxes (assuming the highest marginal rates then in effect apply) if the compensation payable to Executive pursuant to this Agreement were reduced (assuming latest payments are reduced first) so that no amount payable to Executive hereunder constitutes a Parachute Payment, then the amounts payable to Executive pursuant to this Agreement shall be so reduced.

                  (ii) As a result of the uncertainty in the application of Sections 280G and 4999 of the Code, it is possible that amounts will have been paid or distributed to the Executive that should not have been paid or distributed under this Section 4(e) ("Overpayments"), or that additional amounts should be paid or distributed to the Executive under this Section 4(e) ("Underpayments"). If based on either the assertion of a deficiency by the Internal Revenue Service against Fidelity or the Executive, which assertion has a high probability of success, or controlling precedent or substantial authority, an Overpayment has been made, that Overpayment will be treated for

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                        all purposes as a loan ab initio that the Executive must
                        repay to Fidelity immediately together with interest at the applicable Federal rate under Section 7872 of the Code; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Executive to Fidelity unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Executive is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code. If based upon controlling precedent or substantial authority, an Underpayment has occurred, the amount of that Underpayment will be paid to the Executive promptly by Fidelity. Whether an Overpayment or Underpayment has occurred may be determined in substantially the same manner as the original determination.

                  (iii) Fidelity and the Executive shall each provide the
                        Accounting Firm access to and copies of any books, records and documents in the possession of Fidelity or Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 4(e).

                  (iv) The federal, state and local income or other tax returns filed by Executive shall be prepared and filed on a consistent basis with the determination with respect to the excise tax payable by Executive. The Executive, at the request of Fidelity, shall provide Fidelity true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by Fidelity, evidencing such conformity.

      Section 5. Outplacement Services.

      If the Executive is entitled to a Severance Benefit under Section 4, the Executive also will be entitled in addition to receive complete outplacement services, including job search, interview skill services, job retaining and education and resume preparation, paid by Fidelity Southern up to a total cost of $20,000. The services will be provided by a nationally or regionally recognized outplacement organization selected by the Executive with the approval of Fidelity Southern (which approval will not be unreasonable withheld). The services will be provided for up to two
      (2) years after the Executive's termination of employment or until Executive obtains full-time employment, whichever occurs first.

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      Section 6. Death.

      If the Executive dies while receiving a Welfare Continuation Benefit, the Executive's Dependents will continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period.

      Section 7. Setoff.

            (a) Except as otherwise provided in Section 7(c) below, payment of a Severance Benefit will be in addition to any other amounts otherwise then currently payable to the Executive, including any accrued but unpaid vacation pay or deferred compensation. No payments or benefits payable to or with respect to the Executive pursuant to this Agreement will be reduced by any amount the Executive may earn or receive from employment with another employer or from any other source. In no event will the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in the last sentence of Section 4(c) with respect to the Welfare Continuation Benefit or in Section 5 with respect to outplacement services, such amounts will not be reduced whether or not the Executive obtains other employment.

            (b) Nothing in this Agreement will limit or otherwise affect such rights as the Executive may have under any other contract or agreement with Fidelity Southern, the Bank or Affiliates. Amounts which constitute vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement (collectively, "programs") with Fidelity Southern, the Bank or Affiliates at or subsequent to the Executive's termination of employment will be payable in accordance with such program.

            (c) The total amount payable hereunder for Salary Continuation Benefits and consideration for the non-compete, non-solicitation and non-disclosure provisions (as set forth in Section 14) shall not exceed the Executive's Final Compensation. Fidelity Southern, the Bank or an Affiliate and Executive may be parties to other agreements, policies, plans, programs or arrangements relating to the Executive's employment. This Agreement shall be construed and interpreted so that the Salary Continuance Benefit, Welfare Continuance Benefit and other payments (including, but not limited to, payments described in Section 14 below) hereunder are paid or made available only to the extent that similar amounts are not paid or made available to the Executive under any other similar agreements, policies, plans, programs or arrangements. Without limiting the foregoing, any Salary Continuance Benefit, Welfare Continuance Benefit and other payments (including, but not limited to, payments described in Section 14 below) payable under this Agreement shall be reduced by any

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                  other compensation, severance pay, continued welfare benefits, non-compete payments or other similar amounts that the Executive receives under any employment or employment-related agreement with Fidelity Southern, the Bank or any Affiliate and under any other similar agreements, policies, plans, programs or arrangements covering the Executive with respect to Fidelity Southern, the Bank or any Affiliate; it being the intent of both the Executive and Fidelity Southern, the Bank or any Affiliate not to provide to the Executive any duplicative payments, severance pay or welfare benefits hereunder.

            (d) To the extent that federal, state or local law requires Fidelity Southern, the Bank or an Affiliate to provide notice and/or make a payment to the Executive because of involuntary termination of employment, the severance pay available under this Agreement for periods for which the Executive is not required to report to work shall be reduced, but not below zero, by the amount of any such mandated payments.

      Section 8. No Interest in Benefit.

      No interest of the Executive or any Beneficiary, or any right to receive any payment or distribution hereunder, will be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligation or debts of, or other claims against, the Executive or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

      Section 9. Benefits Unfunded.

      All rights under this Agreement of the Executive and Beneficiaries will at all times be entirely unfunded, and no provision will at any time be made with respect to segregating any assets of Fidelity or any Affiliate for payment of any amounts due hereunder. The Executive and Beneficiaries will have only the rights of general unsecured creditors of Fidelity.

      Section 10. Covenant Not to Compete.

      The Executive agrees that during his employment with Fidelity Southern or Bank and for a period of twelve (12) months after termination of the Executive's employment with Fidelity Southern or Bank for any reason, that the Executive shall not, on his own behalf or on another's behalf, work in any management or executive capacity in the business of providing banking or banking related services. This restriction shall apply only within a 50-mile radius of 3490 Piedmont Road, Atlanta, Georgia 30305. The Executive agrees that because of the nature of Fidelity Southern's and Bank's business, the nature of the Executive's job responsibilities, and the nature of the Confidential Information and Trade Secrets of Fidelity Southern and Bank which Fidelity Southern and Bank will give the Executive access to, any breach of this provision by the Executive would result in the

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

      inevitable disclosure of Fidelity Southern's and Bank's Trade Secrets and Confidential Information to its direct competitors.

      Section 11. Non-Solicitations of Customers.

      Executive agrees that during his employment with Fidelity Southern or Bank and for a period of twelve (12) months after termination of his employment with Fidelity Southern or Bank for any reason, Executive will not will not directly or indirectly solicit, contact, call upon, communicate with or attempt to communicate with any client or customer of Fidelity Southern or Bank for the purpose of providing banking or banking related services. This restriction shall apply only to any client or customer of Fidelity Southern or Bank with whom Executive had material contact during the last twelve months of Executive's employment with Fidelity Southern or Bank. "Material contact" means interaction between Executive and the client or customer which takes place to further the business relationship. "Clients" and "customers" include, but are not limited to, depositors and commercial loan customers.

      Section 12. Non-Solicitations of Employees.

      Executive agrees that during his employment with Fidelity Southern or Bank and for a period of twelve (12) months after termination of his employment with Fidelity Southern or Bank for any reason, Executive will not recruit, hire or attempt to recruit or hire, directly or by assisting others, any other employee of Fidelity Southern or Bank with whom Executive had material contact during Executive's employment with Fidelity Southern or Bank. This restriction shall apply only to recruiting, hiring or attempting to recruit or hire any employee for the purpose of working in the business of providing banking or banking related services.

      Section 13. Confidentiality, Proprietary Information and Inventions.

            (a) During the term of Executive's employment with Fidelity Southern or Bank, and at all times thereafter, Executive shall not use or disclose to others, without the prior written consent of Fidelity Southern and Bank, any Trade Secrets (as hereinafter defined) of Fidelity Southern or Bank, or any subsidiary thereof or any of their customers, except for use or disclosure thereof in the course of the business of Fidelity Southern or Bank (or that of any subsidiary), and such disclosure shall be limited to those who have a need to know.

            (b) During the term of Executive's employment with Fidelity Southern or Bank, and for twelve (12) months after termination of his employment with Fidelity Southern or Bank for any reason, Executive shall not use or disclose to others, without the prior written consent of Fidelity Southern and Bank, any Confidential Information (as hereinafter defined) of Fidelity Southern or Bank, or any subsidiary thereof or any of their customers, except for use or disclosure thereof in the course of the business of Fidelity Southern or Bank (or that of any subsidiary), and such disclosure shall be limited to those who have a need to know.

            (c) Upon termination of employment with Fidelity Southern or Bank for any reason, Executive shall not take with him any documents or data of Fidelity Southern or Bank or any subsidiary or of any customer thereof or any reproduction thereof and agrees to return any such documents and data in his possession at that time.

            (d) Executive agrees to take reasonable precautions to safeguard and maintain the confidentiality and secrecy and limit the use of all Trade Secrets and Confidential Information of Fidelity Southern, Bank and all subsidiaries and customers thereof.

            (e) Trade Secrets shall include only such information constituting a "Trade Secret" within the meaning of subsection 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including as hereafter amended. Confidential Information shall include all information and data which is protectable as a legal form of property or non-public information of Fidelity Southern or Bank or their customers, excluding any information or data which constitutes a Trade Secret.

            (f) Trade Secrets and Confidential Information shall not include any information (A) which becomes publicly known through no fault or act of Executive; (B) is lawfully received by Executive from a third party after termination of employment without a similar restriction regarding confidentiality and use and without a breach of this Agreement; or (C) which is independently developed by Executive and entirely unrelated to the business of providing banking or banking related services.

            (g) Executive agrees that any and all information and data originated by Executive while employed by Fidelity Southern or Bank and, where applicable, by other employees or associates under Executive's direction or supervision in connection with or as a result of any work or service performed under the terms of Executive's employment, shall be promptly disclosed to Fidelity Southern and Bank, shall become Fidelity Southern and/or Bank's property, and shall be kept confidential by Executive. Any and all such information and data, reduced to written, graphic, or other tangible form and any and all copies and reproduction thereof shall be furnished to Fidelity Southern and Bank upon request and in any case shall be returned to Fidelity Southern and Bank upon termination of Executive's employment with Fidelity Southern or Bank.

            (h) Executive agrees that Executive will promptly disclose to Fidelity Southern and Bank all inventions or discoveries made, conceived, or for the first time reduced to practice in connection with or as a result of the work and/or services Executive performs for Fidelity Southern or Bank.

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

            (i) Executive agrees that he will assign the entire right, title, and interest in any such invention or inventions and any patents that may be granted thereon in any country in the world concerning such inventions to Fidelity Southern and Bank. Executive further agrees that Executive will, without expense to Fidelity Southern or Bank, execute all documents and do all acts which may be necessary, desirable, or convenient to enable Fidelity Southern and Bank, at its expense, to file and prosecute applications for patents on such inventions, and to maintain patents granted thereon.

      Section 14. Consideration for Non-Compete, Non-Solicitation and
                  Non-Disclosure Provisions.

      In consideration of the Executive's undertakings set forth in Sections 10, 11, 12 and 13 above, with respect to periods after termination of employment, Fidelity Southern or Bank will pay the Executive a total amount equal to forty percent (40%) of his Annual Base Salary in effect immediately prior to the termination of employment, payable in twenty four
      (24) equal semi-monthly installments commencing on the 15th or last day of the month immediately following the date of termination of employment, whichever date occurs first, and continuing on the 15th and last day of each calendar month thereafter until all such installments are paid. If the Executive violates any of the undertakings set forth in Sections 10, 11, 12 and 13 of this Agreement, the Executive waives and forfeits any and all rights to any further payments under this Agreement, including but not limited to, any additional payments, compensation or Severance Benefits he may otherwise be entitled to receive under this Agreement.

      Section 15. Specific Performance.

      Because of Executive's knowledge and experience, Executive agrees that Fidelity Southern, the Bank and Affiliates shall be entitled to specific performance, an injunction, temporary injunction or other similar equitable relief in addition to all other rights and remedies it might have for any violation of the undertakings set forth in Sections 10, 11, 12 or 13 of this Agreement. In any such court proceeding or arbitration, Executive will not object thereto and claim that monetary damages are an adequate remedy.

      Section 16. Indemnification of Executive.

      Fidelity Southern, the Bank or Affiliates shall indemnify Executive and shall advance reasonable reimbursable expenses incurred by Executive in any proceeding against Executive, including a proceeding brought by or in the right of Fidelity Southern, the Bank or any Affiliate, as a director or officer of Fidelity Southern, the Bank or any Affiliate thereof, except claims and proceedings brought by Fidelity Southern, the Bank or any Affiliate against Executive, to the fullest extent permitted under the Georgia Business Corporation Code, and the Articles of Incorporation and By-Laws of Fidelity Southern, the Bank or any applicable Affiliate, as such Code, Articles or By-Laws may be amended from time to time hereafter.

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

      Section 17. Applicable Law.

      This Agreement will be construed and interpreted in accordance with the laws of the State of Georgia without reference to its conflict of laws rules.

      Section 18. No Employment Contract.

      Nothing contained in this Agreement shall be construed to be an employment contract between the Executive and Fidelity.

      Section 19. Severability.

      In the event any provision of this Agreement is held illegal or invalid, the remaining provisions of this Agreement will not be affected thereby.

      Section 20. Successors.

            (a) The Agreement will be binding upon and inure to the benefit of the Fidelity Southern, the Bank, Affiliates, the Executive and their respective heirs, representatives and successors.

            (b) Fidelity Southern and Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Fidelity Southern, the Bank or Affiliates, as the case may be, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Fidelity Southern and Bank would be required to perform it if no such succession had taken place. As used in this Agreement, "Fidelity Southern" will mean Fidelity Southern as herein defined and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

      Section 21. Litigation Expenses.

            (a) Fidelity Southern and the Bank agree to pay or reimburse Executive promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof unless a court of competent jurisdiction determines that the Executive acted in bad faith in initiating the contest) by Fidelity Southern, the Bank, any Affiliate, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in the Internal Revenue Code Section 7872 (f)(2)(A); provided however, that the reasonableness of the fees and expenses must be determined by an independent arbitrator, using standard legal principles, mutually agreed upon by Fidelity Southern or the Bank, as the

____________
Executive

_________________
Fidelity Southern

____________
Bank

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

                  case may be, and the Executive in accordance with rules set forth by the American Arbitration Association.

            (b) If there is any dispute between Fidelity Southern, the Bank or any Affiliate and the Executive, in the event of any termination of the Executive's employment by Fidelity Southern, the Bank or Affiliate or by the Executive, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that the Executive is not entitled to benefits under this Agreement, Fidelity will pay or cause to be paid all amounts, and provide all benefits, to the Executive and/or the Executive's family or other Beneficiaries, as the case may be, that Fidelity or any Affiliate would be required to pay or provide pursuant to this Agreement. Fidelity Southern, the Bank and Affiliates will not be required to pay any disputed amounts pursuant to this subsection except upon receipt of an undertaking (which may be unsecured) by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudge by such court not to be entitled.

      Section 22. Future Employers.

      Fidelity Southern, the Bank or any Affiliate may notify anyone employing Executive or evidencing an intention to employ Executive as to the existence and provisions of this Agreement and may provide any such person or organization a copy of this Agreement. Executive agrees that for a period of twelve (12) months after termination of Executive's employment with Fidelity Southern or the Bank for any reason, Executive will provide Fidelity Southern and Bank the identity of any employer Executive goes to work for along with Executive's job title and anticipated job duties with such employer.

      Section 23. Miscellaneous.

            (a) Amendments/Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by the Executive and Fidelity Southern and the Bank. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

            (b) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given upon receipt when delivered by hand or upon delivery to the address of the party determined pursuant to this Section 23 when delivered by express mail, overnight courier or other similar method to such address or by facsimile transmission (provided a copy is also sent by registered or certified mail or by overnight courier), or five (5) business days after deposit of the notice in the US mail, if mailed by certified or registered mail, with postage prepaid addressed to the respective party as set forth below, which address may be changed by written notice to the other parties:

                  If to Fidelity Southern or Bank:

                        Fidelity Southern Corporation
                        3490 Piedmont Road
                        Suite 1550
                        Atlanta, Georgia 30305
                        Attn: Chief Executive Officer

                  If to Executive:

                        David Buchanan
                        895 Whitehawk Trail
                        Lawrenceville, GA 30043

            (c) Confidentiality. The Executive agrees that Executive will not discuss the Executive's employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the prior written consent and approval of Fidelity Southern and the Bank.

      Section 24. Entire Agreement.

      No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by a party which is not expressly set forth in this Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof.

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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                      FIDELITY SOUTHERN CORPORATION

                                      By: /s/ James B. Miller, Jr.
                                         --------------------------------------
                                      Name: James B. Miller, Jr.
                                      Title: Chairman

                                      FIDELITY BANK

                                      By: /s/ H. Palmer Proctor, Jr.
                                         --------------------------------------
                                      Name: H. Palmer Proctor, Jr.
                                      Title: President

                                      EXECUTIVE

                                      /s/ David Buchanan
                                      ------------------------------------------
                                      David Buchanan

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